UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15555	87-0267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma  73104
Address of Principal Executive Offices, Including Zip Code)

405-415-8677
(Registrant’s Telephone Number, Including Area Code)

Tengasco, Inc.
8000 E. Maplewood Avenue, Suite 130
Greenwood Village, Colorado  80111
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	REPX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 and Item 5.02 of this Current Report on Form 8 K is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 26, 2021, Riley Exploration Permian, Inc., formerly Tengasco, Inc., a Delaware corporation (the “Company”), completed its business combination with Riley Exploration – Permian, LLC, a Delaware limited liability company (“REP LLC”), in accordance with the terms of that certain Agreement and Plan of Merger, dated as of October 21, 2020, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of January 20, 2021 (as amended, the “Merger Agreement”), by and among the Company, REP LLC and Antman Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other matters, Merger Sub merged with and into REP LLC, with REP LLC surviving that merger as a wholly-owned subsidiary of the Company (the “Merger”). The Merger Agreement and the transactions related thereto have been approved by the board of directors of Tengasco, the board of managers of Riley, and the board of managers of Merger Sub. Effective at 4:00 p.m. EST on February 26, 2021, the Company effected a 1‑for‑12 reverse stock split of its common stock (the “Reverse Stock Split”) and changed its name to “Riley Exploration Permian, Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by REP LLC, which is a capital efficient, independent oil and natural gas company focused on steadily growing its reserves, production and cash flow through the acquisition, exploration, development and production of oil, natural gas, and natural gas liquids, or NGLs, reserves in the Permian Basin. Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8‑K reflect the Reverse Stock Split.

Under the terms of the Merger Agreement, at the closing of the Merger, the Company issued an aggregate of approximately 16.9 million shares of its common stock to REP LLC unitholders, based on a pre-Reverse Stock Split common stock exchange ratio of 97.796467 (the “Exchange Ratio”) shares of the Company’s common stock for each common unit of REP LLC outstanding immediately prior to the Merger. The exchange ratio was determined through arm’s‑length negotiations between the Company and REP LLC.  Each REP LLC restricted unit subject to vesting that is outstanding under the Riley Exploration – Permian, LLC 2018 Long-Term Incentive Plan shall be converted into restricted shares of the Company’s common stock based on the Exchange Ratio.  Each restricted share of the Company’s common stock will be issued under the Riley Exploration Permian, Inc. 2021 Long Term Incentive Plan (the “Plan”) and subject to the terms and conditions set forth in substitute award agreements with the current holders of REP LLC restricted units.  The board of directors of the Company previously approved the Plan.

Immediately following the Merger and the Reverse Stock Split, there were approximately 17.8 million shares of the Company’s common stock outstanding, and the former REP LLC unitholders owned approximately 16.9 million shares, or 95.0% of the Company’s common stock outstanding.

The shares of the Company’s common stock issued to the former unitholders of REP LLC were registered with the U.S. Securities and Exchange Commission (the “SEC”) on the Company’s Registration Statement on Form S‑4, as amended (File No. 333-250019) (the “Registration Statement”).

The shares of the Company’s common stock listed on the NYSE American, previously trading through the close of business on Friday, February 26, 2021 under the ticker symbol “TGC,” commenced trading on the NYSE American, on a post‑Reverse Stock Split adjusted basis, under the ticker symbol “REPX,” on Monday, March 1, 2021. The Company’s common stock is represented by a new CUSIP number, 76665T 102.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, including the amendments thereto, which are attached hereto as Exhibits 2.1 and 2.2 and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off‑Balance Sheet Arrangement of a Registrant.

On September 28, 2017, REP LLC, Truist Bank, successor by merger to SunTrust Bank, as administrative agent, and the Lender (as defined therein) entered into a Credit Agreement dated as of September 28, 2017 (as amended, the “credit facility”), to establish a senior secured revolving credit facility. The credit facility had an initial borrowing base of $25 million with a maximum facility amount of $500 million. The scheduled maturity date of the credit facility was originally September 28, 2021, but the scheduled maturity date was extended to September 28, 2023 pursuant to a sixth amendment to the credit facility (the “Sixth Amendment”) on August 31, 2020. Substantially all of REP LLC’s assets are secured under the credit facility.

Effective February 27, 2018, REP LLC amended its credit facility to increase the borrowing base from $25 million to $60 million. Effective May 25, 2018, REP LLC amended its credit facility to increase the borrowing base from $60 million to $100 million. Effective November 9, 2018, REP LLC amended its credit facility to increase the borrowing base from $100 million to $135 million. Effective April 3, 2019, REP LLC amended its credit facility to allow for a future increase in the borrowing base from $135 million to $175 million.

Effective October 15, 2019, REP LLC amended its credit facility to increase the borrowing base from $175 million to $180 million and reserved the ability to request an increase in its lender commitments up to the approved $200 million borrowing base amount. Effective May 7, 2020, REP LLC amended its credit facility to decrease the borrowing base from $180 million to $150 million.

On August 31, 2020, REP LLC entered into the Sixth Amendment to decrease the borrowing base from $150 million to $132.5 million Additionally, the Sixth Amendment changed the maximum net leverage ratio for ordinary quarterly covenant compliance to not more than 3.5 to 1.0 from 4.0 to 1.0, and changed the maximum net leverage ratio for Restricted Payments (as defined in the credit facility) after giving pro forma effect to such Restricted Payments, which includes payments to any holder of REP LLC’s capital units, to 2.75 to 1.0 from 3.0 to 1.0. REP LLC is also required to prepay the credit facility if at any time the consolidated cash balance is in excess of the greater of $15 million and 10% of the borrowing base for five consecutive business days and REP LLC has not identified an approved intended use for the excess cash. REP LLC’s minimum hedging requirement was also increased from 45% to 50%.

The amount available to be borrowed under REP LLC’s revolving credit facility is subject to a borrowing base that is redetermined semiannually each February 1 and August 1 by the lenders in their sole discretion. Additionally, at REP LLC’s option, REP LLC may request an additional redetermination each six-month period between each of February 1 and August 1. The borrowing base depends on, among other things, the volumes of REP LLC’s proved reserves and estimated cash flows from these reserves and REP LLC’s commodity hedge positions as well as any other outstanding debt. Upon a redetermination of the borrowing base, if borrowings in excess of the revised borrowing capacity are outstanding, REP LLC could be required to repay a portion of the debt outstanding or provide additional collateral under its credit agreement.

REP LLC pays a commitment fee on unused amounts of its revolving credit facility of between 0.375% and 0.500% per annum, depending on the utilization percentage of REP LLC’s borrowing base. REP LLC may repay any amounts borrowed prior to the maturity date without any premium or penalty other than customary LIBOR breakage costs.

REP LLC’s credit agreement contains restrictive covenants that limit REP LLC’s ability to, among other things:

●	incur additional indebtedness and certain types of preferred equity;

●	incur liens;

●	merge or consolidate with another entity or acquire subsidiaries;

●	make investments;

●	make loans to others;

●	make certain payments;

●	sell assets;

●	terminate hedging transactions;

●	enter into certain types of transactions with affiliates;

●	enter into restrictive agreements relating to subsidiaries or the incurrence of liens;

●	enter into sale and leaseback transactions;

●	amend REP LLC’s material documents or make significant accounting changes; and

●	engage in certain other transactions without the prior consent of the lenders.

REP LLC’s credit agreement also requires REP LLC to maintain compliance with the following financial ratios:

●
a current ratio, which is the ratio of REP LLC’s consolidated current assets (including unused commitments under REP LLC’s revolving credit facility and excluding derivatives) to REP LLC’s consolidated current liabilities (excluding the current portion of long-term indebtedness required to be paid within one year and the aggregate principal balance of loans and letters of credit under REP LLC’s credit agreement and derivatives), as of the last day of each fiscal quarter, of not less than 1.0 to 1.0; and

●
a leverage ratio, which is the ratio of REP LLC’s consolidated total debt (as defined in REP LLC’s credit agreement) as of the last day of each fiscal quarter, less cash and cash equivalents of up to the greater of $15.0 million and 10.0% of the borrowing base, subject to certain exclusions (as described in REP LLC’s credit agreement) to consolidated EBITDAX (as defined in REP LLC’s credit agreement) for the last four consecutive fiscal quarters ending on or immediately prior to the last day of that fiscal quarter, of not greater than 3.5 to 1.0.

REP LLC is also required to prepay the credit facility if at any time the consolidated cash balance is in excess of the greater of $15 million or 10% of the borrowing base for five consecutive business days and REP LLC has not identified an approved intended use for the excess cash. The credit agreement also contains other customary affirmative and negative covenants and events of default.

Further, under REP LLC’s credit agreement, REP LLC is only permitted to hedge up to 85% of its reasonably anticipated production of each of oil and natural gas for up to 24 months in the future, and up to 75% of its reasonably anticipated production of each of oil and natural gas for 25 to 48 months in the future. REP is also required to hedge a minimum of 50% of its projected oil and natural gas volumes from PDP reserves on a 24-month rolling basis. In respect of interest rate hedging from floating to a fixed rate, under REP LLC’s credit agreement, REP LLC is only permitted to hedge up to 75% of its then outstanding principal indebtedness for borrowed money that bears interest at a floating rate and that hedge transaction cannot have a maturity date beyond the indebtedness’ maturity date.

In connection with the closing of the Merger, the Company executed and delivered a joinder to REP LLC’s credit facility as well as a guaranty and security agreement in favor of Truist Bank.

The foregoing description of REP LLC’s credit facility contained herein does not purport to be complete and is qualified in its entirety by reference to the credit facility and its amendments, which are attached hereto as Exhibits 10.1 through 10.8, respectively, and are incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8 K is incorporated by reference into this Item 3.03.

As disclosed under Item 5.07 of the Company’s Current Report on Form 8-K filed February 25, 2021, at the special meeting of the Company’s stockholders held on February 25, 2021 (the “Special Meeting”), the Company’s stockholders approved the amended and restated certificate of incorporation of the Company (the “A&R Certificate”), which, among other things, increased the number of authorized shares of Company common stock from 100 million to 240 million, changed the Company’s name from “Tengasco, Inc.” to “Riley Exploration Permian, Inc.,” effected the Reverse Stock Split of the Company’s common stock, effected a waiver of corporate opportunities that could be owed to the Company by investment funds sponsored or managed by Yorktown Partners LLC, Bluescape Riley Exploration Holdings LLC and Boomer Petroleum, LLC, and effected a requirement that the holders of at least 66 2/3% in voting power of the outstanding shares of stock of the Company entitled to vote thereon are required to approve amendments to the Company’s charter after a certain date.

On February 26, 2021, immediately following the closing of the Merger, the Company filed the A&R Certificate with the Secretary of State of the State of Delaware. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split was reduced to a smaller number of shares, such that every twelve shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split, including shares of the Company’s common stock issued to former REP unitholders in connection with the Merger, were combined and reclassified into one share of the Company’s common stock. Immediately following the Reverse Stock Split, there were approximately 17.8 million shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. Each holder of TGC common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive one whole share of TGC common stock in lieu of such fractional share.

The foregoing description of the A&R Certificate is not complete and is subject to and qualified in its entirety by reference to the A&R Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On February 26, 2021, concurrent with the closing of the Merger, the Company terminated the Rights Agreement dated as of March 16, 2017 (the “Rights Agreement”) between the Company and the Rights Agent, Continental Stock Transfer & Trust Company.  Effective March 17, 2017, the board of directors of the Company had declared a dividend of one right (a “Right”) for each issued and outstanding share of common stock, $0.001 par value per share. The dividend was paid to the stockholders of record at the close of business on March 27, 2017. Prior to the termination of the Rights Agreement, each Right entitled the registered holder, subject to the terms of the Rights Agreement and under the circumstances set forth therein, to purchase from the Company one one-thousandth of a share of the Company’s Series A Preferred Stock at a price of $1.10, subject to certain adjustments.  As a result of the closing of the Merger and termination of the Rights Agreement, the Rights expired effective as of the closing of the Merger.

The foregoing description of the Rights Agreement is not complete and is subject to and qualified in its entirety by reference to the Rights Agreement, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8‑K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8‑K regarding the Company’s board of directors and executive officers following the Merger are incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, on February 26, 2021, immediately prior to and effective upon the closing of the Merger, Peter Salas, Richard M. Thon and Matthew K. Behrent resigned from the Company’s board of directors and committees of the board of directors on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

The Merger Agreement provides that at or immediately after the closing of the Merger, the size of the Company’s board of directors will be increased to five members, consisting of one director designated by the Company, who is Michael J. Rugen, two directors designated by REP LLC, who are Bobby D. Riley and Bryan H. Lawrence, and two independent director nominees, Brent Arriaga and E. Wayne Nordberg.

In addition, the Company appointed directors to serve on committees.  Brent Arriaga and E. Wayne Nordberg were appointed to the Company’s Audit Committee (with Mr. Arriaga serving as chair of the committee), and a copy of the Audit Committee Charter that was adopted on February 26, 2021 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Brent Arriaga and E. Wayne Nordberg were appointed to the Company’s Compensation Committee (with Mr. Nordberg serving as chair of the committee), and a copy of the Compensation Committee Charter that was adopted on February 26, 2021 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  Brent Arriaga and E. Wayne Nordberg were appointed to the Company’s Nominating and Corporate Governance Committee (with Mr. Nordberg serving as chair of the committee), and a copy of the Nominating and Corporate Governance Committee Charter that was adopted on February 26, 2021 is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Each of Messrs. Rugen, Riley, Lawrence, Arriaga and Nordberg entered into an indemnification agreement with the Company on February 26, 2021, immediately following the Merger. These agreements will require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the indemnification agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Each of Messrs. Arriaga and Nordberg entered into independent director agreements with the Company on February 26, 2021, Pursuant to the form of independent director agreement each of Messrs. Arriaga and Nordberg will receive an annual cash retainer of $65,000, a cash payment of $1,500 for each board meeting attended and $10,000 for each committee meeting attended, and as soon as practicable following the effectiveness of the Merger, and on each anniversary thereafter during their term, an annual equity grant pursuant to the Company’s LTIP of $50,000 that will vest on the one-year anniversary of the grant date. In addition, the chairperson of the audit committee and the chairperson of the nominating and corporate governance committee is expected to each receive an additional cash retainer of $15,000.

The foregoing description of the independent director agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the form of independent director agreement, which is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

Executive Officers

On February 26, 2021, effective immediately after the closing of the Merger, the Company’s board of directors appointed Bobby D. Riley as the Company’s Chairman of the Board and Chief Executive Officer, Kevin Riley as the Company’s President, Michael J. Rugen as the Company’s Chief Financial Officer and Director, Corey Riley as the Company’s Executive Vice President Business Intelligence and Michael Palmer as the Company’s Executive Vice President Corporate Land.  Messrs. Riley, Riley, Rugen, Riley and Palmer entered into an indemnification agreement with the Company on February 26, 2021, immediately following the Merger.  There is a family relationship between Mr. Bobby D. Riley and the Company’s President, Mr. Kevin Riley, and the Company’s Executive Vice President Business Intelligence, Mr. Corey Riley, as father and sons. Mr. Kevin Riley and Mr. Corey Riley are brothers.

The foregoing description of the indemnification agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

These executive officers received the following Company securities:

●
Mr. Bobby D. Riley received 85,699 shares of the Company’s restricted common stock in exchange for his 10,515.7 shares of REP LLC restricted common units pursuant to the Plan, and 137,247 shares of the Company’s common stock in connection with the closing of the Merger;

●
Mr. Kevin Riley received 46,879 shares of the Company’s restricted common stock in exchange for his 5,752.3 shares of REP LLC restricted common units pursuant to the Plan, and 77,134 shares of the Company’s common stock in connection with the closing of the Merger;

●
Mr. Corey Riley received 28,863 shares of the Company’s restricted common stock in exchange for his 3,541.7 shares of REP LLC restricted common units pursuant to the Plan, and 6,941 shares of the Company’s common stock in connection with the closing of the Merger; and

●
Mr. Michael Palmer received 16,978 shares of the Company’s restricted common stock in exchange for his 2,083.3 shares of REP LLC restricted common units pursuant to the Plan, and 3,414 shares of the Company’s common stock in connection with the closing of the Merger.

The foregoing description of the grants of the Company’s restricted common stock in exchange for REP LLC restricted common units contained herein does not purport to be complete and is qualified in its entirety by reference to the form of substitute grant agreement, which is attached hereto as Exhibit 10.11 and is incorporated herein by reference.

Bobby D. Riley. Mr. Riley, age 65, was appointed as the Chairman of REP LLC’s board of managers, President and Chief Executive Officer in June 2016. Mr. Riley also served as the Chief Executive Officer of Riley Exploration Group, LLC, a Delaware limited liability company (“REG”) from when it was founded in 2012 to May 1, 2018. Prior to joining REP LLC, Mr. Riley was the Chairman and Chief Executive Officer of Riley Exploration, LLC (“REX”), since he founded REX in 2007 through 2012. Mr. Riley has nearly 40 years of experience in the independent oil and gas sector, in North America, South America, Europe, Africa and Asia. He has an extensive background in all aspects of oil and gas management and operations, including drilling, completion, work-over and production. In addition to his management and operational expertise, he has designed and patented specialized completion equipment that was licensed to Baker-Hughes and participated in the design, development and testing of Intelligent Well Bore Systems, which was sold to Weatherford International in 2000. In 2009, Mr. Riley created a joint venture with a private equity group to invest in unconventional oil and gas plays and deployed over $350.0 million of debt and equity capital in the Eagle Ford Shale and the Permian Basin. The joint venture acquired approximately 50,000 acres of prime leasehold acreage, drilled and completed over 40 wells and reached peak production of 4,000 BOE/d. From 2005 to 2007 Mr. Riley was Vice President of Operations at Activa Resources, Inc. (“Activa”), a publicly-traded exploration and production company. From 2002 to 2005, he was Managing Partner of Tuleta Energy Partners, LLC, a privately-held exploration and production company, until it was acquired by Activa Resources, Inc. From 1991 to 2001 Mr. Riley was President of an oil and gas service company specializing in well design and reservoir data acquisition, that was active in Nigeria, Venezuela, and Norway. He founded his first independent exploration and production company, Durango Energy, Inc., in 1984, and operated up to 150 wells in Oklahoma. Prior to that he was District Manager of Monitoring Systems Inc., a drilling and well control instrumentation company, installing equipment on jack-up rigs and semi-submersibles in the U.S., Brazil and Korea. Mr. Riley began his oil and gas career with Cameron Iron Works in Houston, Texas, in 1974. Mr. Riley has a bachelor’s degree in Business, Accounting and Finance from the University of Science & Arts of Oklahoma and completed the Advanced Drilling Operations and Well Control program at Murchison Drilling Schools. He is a member of the American Petroleum Institute and the Society of Professional Engineers and is IADC / MMS Well-Cap Certified.

Kevin Riley.  Mr. Riley, age 39, was appointed as REP LLC’s President on January 23, 2020, prior to that he had served as REP LLC’s Executive Vice President and Chief Operating Officer since June 2016. Prior to joining REP LLC, Mr. Kevin Riley served in various roles, including Chief Operating Officer of REG from when it was founded in 2012 through 2016. He led the successful acquisition and development of REG’s +50,000 acres located across three active operating areas: the Permian Basin, Eagle Ford Shale and Arkoma-Woodford Shale. From 2007 to 2012, Mr. Kevin Riley was the Chief Operating Officer of REX. Mr. Kevin Riley co-founded REX in 2007, which developed early entrant positions into the Wolfberry trend of the Permian Basin and the Eagle Ford Shale in Karnes County. He had direct oversight of REP LLC’s land, drilling, completion and production activities, which included more than 70,000 acres under lease and +50 operated horizontal wells via a multi-rig drilling program. Mr. Kevin Riley holds a degree in Business Administration from the University of Central Oklahoma and a Master of Business Administration with emphasis in Energy from the University of Oklahoma. He is a member of the Independent Petroleum Association of America, American Association of Petroleum Landmen and the Society of Petroleum Engineers.

On April 1, 2019, REP LLC entered into employment agreements with Mr. Bobby D. Riley and Mr. Kevin Riley. The employment agreements set forth the material terms of employment for each such person. The initial term of the employment agreements is three years, each with automatic annual renewals thereafter. Each of these employment agreements sets forth the initial terms and conditions of employment of each named executive officer, including base salary, target annual cash bonus opportunity, target annual equity award opportunity, standard employee benefit plan participation, severance and change in control benefits. Each employment agreement also includes certain restrictive covenants that generally prohibit REP LLC’s named executive officers from (i) competing against REP LLC, (ii) disclosing information that is confidential to REP LLC and its subsidiaries and (iii) from soliciting or hiring REP LLC’s employees and those of its subsidiaries or soliciting REP LLC’s customers. The employment agreements may be assigned to an affiliate of REP LLC and were assigned to Riley Permian Operating Company, LLC (“RPOC”) in June 2019. Effective October 1, 2020, the employment agreement for Mr. Bobby D. Riley was amended to reduce his annual base salary for a period of three years, increase the target percentage for his annual equity award, increase his separation payment upon the occurrence of certain events and to grant him a special equity award.

The foregoing description of the employment agreements for Mr. Bobby D. Riley and Mr. Kevin Riley contained herein do not purport to be complete and are qualified in their entirety by reference thereto, which is attached hereto as Exhibit 10.12 through Exhibit 10.14 and are incorporated herein by reference.

Michael J. Rugen.  Mr. Rugen, age 60, was named Chief Financial Officer of the Company in September 2009 and as interim Chief Executive Officer in June 2013. Mr. Rugen is a certified public accountant (Texas) with over 35 years of experience in exploration, production and oilfield service. Prior to joining the Company, Mr. Rugen spent 2 years as Vice President of Accounting and Finance for Nighthawk Oilfield Services. From 2001 to June 2007, he was a Manager/Sr. Manager with UHY Advisors, primarily responsible for managing internal audit and Sarbanes-Oxley 404 engagements for various oil and gas clients. In 1999 and 2000, Mr. Rugen provided finance and accounting consulting services with Jefferson Wells International. From 1982 to 1998, Mr. Rugen held various accounting and management positions at BHP Petroleum, with accounting responsibilities for onshore and offshore US operations as well as operations in Trinidad and Bolivia. Mr. Rugen earned a Bachelor of Science in Business with a Major in Accounting in 1982 from Indiana University.

Effective on February 26, 2021, the Company entered into an employment agreement with Mr. Michael J. Rugen. The employment agreement sets forth the material terms of employment with Mr. Rugen. The initial term of the employment agreement is two years, with automatic annual renewals thereafter. Mr. Rugen’s employment agreement sets forth the initial terms and conditions of employment of Mr. Rugen, including base salary, target annual cash bonus opportunity, target annual equity award opportunity, standard employee benefit plan participation, severance and change in control benefits. Mr. Rugen’s employment agreement also includes certain restrictive covenants that generally prohibit him from (i) competing against the Company, (ii) disclosing information that is confidential to the Company and its subsidiaries and (iii) from soliciting or hiring the Company’s employees and those of its subsidiaries or soliciting the Company’s customers. Mr. Rugen’s employment agreement may be assigned to an affiliate of the Company.

The foregoing description of the employment agreement for Mr. Michael J. Rugen contained herein does not purport to be complete and is qualified in its entirety by reference thereto, which is attached hereto as Exhibit 10.15 and is incorporated herein by reference.

Corey Riley.  Mr. Corey Riley, age 42, joined REP LLC in April of 2019 as Executive Vice President of Business Intelligence and is responsible for the strategies and technologies used by the organization to collect, integrate and analyze business information to support the organizations strategic decisions. Mr. Corey Riley has a diverse experience in technology, accounting, finance, corporate planning, management and executive leadership. Prior to joining REP LLC, he was the Chief Financial Officer of REG from when it was founded in 2012 through mid-2015 when he was promoted to President and served in that role through 2019. Mr. Corey Riley co-founded REX in 2007, the predecessor to REG and was involved with the company until 2012. Mr. Corey Riley holds a bachelor’s degree in Biology from the University of Central Oklahoma and a Master of Business Administration with a focus in Technology from Oklahoma Christian University.

Michael Palmer.  Mr. Michael Palmer, age 40, joined REP LLC as Executive Vice President Corporate Land in April 2017. Prior to joining REP LLC, Mr. Michael Palmer worked for Continental Resources, Inc. as Manager over their Mid-Continent mineral acquisition company and previously as Land Supervisor of its Bakken assets in North Dakota and Montana. He was employed more than 10 years in similar capacities at SandRidge Energy, Inc., Encore Acquisition Company and Hanna Oil & Gas, working predominately in the Permian Basin as well as Montana, Kansas, Oklahoma and Arkansas. Mr. Michael Palmer holds a B.B.A. in Energy Management and Finance from the University of Oklahoma and is an active member of the AAPL and OCAPL.

Director Compensation

On February 26, 2021, the Company determined that the annual cash retainer for non‑employee directors is $65,000, and each director receives a cash payment of $1,500 for each board meeting attended and $10,000 for each committee meeting attended. Annual retainers for committee membership are as follows:

Audit committee chairperson	$15,000
Nominating and corporate governance committee chairperson	$15,000

In addition to the above fees, the board of directors may determine that additional committee fees or other compensation may be appropriate time to time or adopt a director compensation policy.

In addition, the Company grants to new non‑employee directors an annual equity grant pursuant to the Plan of $50,000 that will vest on the one-year anniversary of the grant date.  As soon as practicable following the effectiveness of the merger, and on each anniversary thereafter during their term, Messrs. Arriaga and Nordberg will receive an annual equity grant pursuant to the Plan of $50,000 that will vest on the one-year anniversary of the grant date.

The foregoing description of the grants to new non-employee directors contained herein does not purport to be complete and is qualified in its entirety by reference to the form of grant agreement for new non-employee directors, which is attached hereto as Exhibit 10.16 and is incorporated herein by reference.

Directors who are also employees of the Company will not receive any additional compensation for their service on the Company’s board of directors.

Resignation of Named Executive Officer

On February 26, 2021, immediately prior to and effective upon the closing of the Merger, Cary V. Sorensen, the Company’s Vice President, General Counsel and Corporate Secretary, acknowledged his removal as an officer of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Amendments to Articles of Incorporation or Bylaws.

To the extent required by Item 5.03 of Form 8‑K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8‑K is incorporated by reference herein.

At the Special Meeting, the Company’s stockholders approved an amendment to the amended and restated bylaws of the Company, which, among other amendments, effected a requirement that the holders of at least 66 2/3% in voting power of the outstanding shares of stock of the Company entitled to vote thereon are required to approve amendments to the Company’s bylaws after a certain date, and subsequent thereto, the board of directors of the Company approved second amended and restated bylaws of the Company (the “Second A&R Bylaws”). For additional information regarding the Second A&R Bylaws, please refer to “Comparison of Rights of Holders of TGC Common Stock After the Merger Subject to Approval of All of the Proposals” beginning on page 265 of the Registration Statement, which description is incorporated herein by reference.

The foregoing description of the Second A&R Bylaws is not complete and is subject to and qualified in its entirety by reference to the Second A&R Bylaws, a copy of which is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

(b)	Change in Fiscal Year.

On February 26, 2021, the board of directors of the Company determined to change the Company’s fiscal year end from December 31 of each year to September 30 of each year. The determination was made to align the Company’s fiscal year end with that of REP LLC after the effectiveness of the Merger.  As a result, the Company will file an Annual Report on Form 10-K for the year ending December 31, 2020 (which year ended prior to the effectiveness of the Merger), a Quarterly Report on Form 10-Q for the quarters ending March 31, 2021 and June 30, 2021, and thereafter will file an Annual Report on Form 10-K for the year ending September 30, 2021 to cover the periods impacted by the change in fiscal year end.

Item 5.05.	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective as of February 26, 2021, in connection with the Merger, the board of directors of the Company adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) for all employees of the Company. The Code of Conduct helps ensure that the Company’s business is conducted in a consistently legal and ethical manner.  The foregoing description of the Code of Conduct is not complete and is subject to and qualified in its entirety by reference to the Code of Conduct, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Effective as of February 26, 2021, in connection with the Merger, the board of directors of the Company adopted a Code of Ethics for Senior Financial Officers (the “Code of Ethics”) for the Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Controller, Treasurer and persons performing similar functions and so designated from time to time by the Chief Executive Officer or the Audit Committee of the board of directors of the Company. The Code of Ethics  imposes strict obligations to take careful steps to assure that the Company properly tracks and reports financial performance.  The foregoing description of the Code of Ethics is not complete and is subject to and qualified in its entirety by reference to the Code of Ethics, a copy of which is attached hereto as Exhibit 14.2 and is incorporated herein by reference.

Effective as of February 26, 2021, in connection with the Merger, the board of directors of the Company adopted Corporate Governance Guidelines (the “Corporate Guidelines”) for all employees of the Company. The Corporate Guidelines pertain not only to the day-to-day affairs of the Company, but also the proper conduct of its employees, and further provide for greater transparency for all Company shareholders in any and all business dealings of the Company and the board of directors of the Company.  The foregoing description of the Corporate Guidelines is not complete and is subject to and qualified in its entirety by reference to the Corporate Guidelines, a copy of which is attached hereto as Exhibit 14.3 and is incorporated herein by reference.

Effective as of February 26, 2021, in connection with the Merger, the board of directors of the Company adopted the Insider Trading Policy (the “Insider Trading Policy”) for all employees of the Company. The Insider Trading Policy requires insiders to: (i) refrain from purchasing shares of the Company’s stock during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with the Company’s legal counsel prior to execution. The foregoing description of the Insider Trading Policy is not complete and is subject to and qualified in its entirety by reference to the Insider Trading Policy, a copy of which is attached hereto as Exhibit 14.4 and is incorporated herein by reference.

Effective as of February 26, 2021, in connection with the Merger, the board of directors of the Company adopted the Corporate Governance Policy and Procedures Disclosure Controls (the “Disclosure Policy”, and together with the Code of Conduct, the Coe of Ethics, the Corporate Guidelines and the Insider Trading Policy, collectively, the “Policies” and each, a “Policy”) for all employees of the Company. The Disclosure Policy provides for internal procedures concerning the reporting and disclosure of corporate matters material to business and stockholders.  The foregoing description of the Disclosure Policy is not complete and is subject to and qualified in its entirety by reference to the Disclosure Policy, a copy of which is attached hereto as Exhibit 14.5 and is incorporated herein by reference.

A copy of each Policy is available under the Governance section of the Company’s website at http://www.rileypermian.com/about/governance.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Included in Exhibit 99.4 filed herewith are the unaudited condensed consolidated financial statements of REP LLC for the three months ended December 31, 2020 and 2019. Included in Exhibit 99.5 filed herewith are the audited consolidated financial statements of REP LLC for the years ended September 30, 2020, 2019 and 2018.

(b)	Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8 K not later than 71 calendar days after March 4, 2021.

(d)	Exhibits

Exhibit No.	Description

2.1*±
Agreement and Plan of Merger, by and among Tengasco, Inc., Antman Sub, LLC, and Riley Exploration - Permian, LLC, dated as of October 21, 2020 (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8‑K filed with the Securities and Exchange Commission on October 22, 2020).

2.2*
Amendment No. 1 to Agreement and Plan of Merger, by and among Tengasco, Inc., Antman Sub, LLC, and Riley Exploration - Permian, LLC, dated as of January 20, 2021 (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8‑K, as filed with the Securities and Exchange Commission on January 22, 2021).

3.1
First Amended and Restated Certificate of Incorporation of Riley Exploration Permian, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 1, 2021, Registration No. 333-253750).

3.2
Rights Agreement, dated March 16, 2017, between Tengasco, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2017).

3.3
Second Amended and Restated Bylaws of Riley Exploration Permian, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 1, 2021, Registration No. 333-253750).

10.1*
Credit Agreement dated as of September 28, 2017, by and among Riley Exploration – Permian, LLC, as borrower, Truist Bank, as administrative agent, and the lenders party thereto  (incorporated by reference from Exhibit 10.1 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

10.2*
First Amendment to Credit Agreement dated as of February 27, 2018, by and among Riley Exploration – Permian, LLC, as borrower, Truist Bank, as administrative agent, and the lenders party thereto (incorporated by reference from Exhibit 10.2 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

10.3*
Second Amendment to Credit Agreement dated as of November 9, 2018, by and among Riley Exploration – Permian, LLC, as borrower, Truist Bank, as administrative agent, and the lenders party thereto (incorporated by reference from Exhibit 10.3 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

10.4*
Third Amendment to Credit Agreement dated as of April 3, 2019, by and among Riley Exploration – Permian, LLC, as borrower, Truist Bank, as administrative agent, and the lenders party thereto (incorporated by reference from Exhibit 10.4 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

10.5*
Fourth Amendment to Credit Agreement dated as of October 15, 2019, by and among Riley Exploration – Permian, LLC, as borrower, Truist Bank, as administrative agent, and the lenders party thereto (incorporated by reference from Exhibit 10.5 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

10.6*
Fifth Amendment to Credit Agreement dated as of May 7, 2020, by and among Riley Exploration – Permian, LLC, as borrower, Truist Bank, as administrative agent, and the lenders party thereto (incorporated by reference from Exhibit 10.6 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

10.7*
Sixth Amendment to Credit Agreement dated as of August 31, 2020, by and among Riley Exploration – Permian, LLC, as borrower, Truist Bank, as administrative agent, and the lenders party thereto (incorporated by reference from Exhibit 10.7 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

10.8*
Seventh Amendment and Consent to Credit Agreement dated as of October 21, 2020, by and among Riley Exploration – Permian, LLC, as borrower, Truist Bank, as administrative agent, and the lenders party thereto (incorporated by reference from Exhibit 10.8 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

10.9*
Form of Indemnification Agreement (incorporated by reference from Exhibit 10.14 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on January 21, 2021, Registration No. 333-250019).

10.10*
Form of Independent Director Agreement (incorporated by reference from Exhibit 10.13 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on January 21, 2021, Registration No. 333-250019).

10.11*@
Form of Substitute Restricted Stock Agreement (Time Vesting) (incorporated by reference from Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on March 1, 2021, Registration No. 333-253750).

10.12*@
Employment Agreement dated April 1, 2019 by and between Riley Exploration – Permian, LLC and Bobby D. Riley and assigned by Riley Exploration – Permian, LLC to Riley Permian Operating Company, LLC on June 8, 2019 (incorporated by reference from Exhibit 10.9 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

10.13*@
Amendment No. 1 to Employment Agreement dated October 1, 2020 by and between Riley Permian Operating Company, LLC and Bobby D. Riley (incorporated by reference from Exhibit 10.10 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

10.14*@
Employment Agreement dated April 1, 2019 by and between Riley Exploration – Permian, LLC and Kevin Riley and assigned by Riley Exploration – Permian, LLC to Riley Permian Operating Company, LLC on June 8, 2019 (incorporated by reference from Exhibit 10.11 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

10.15@	Employment Agreement dated effective as of February 26, 2021 by and between Riley Exploration Permian, Inc. and Michael J. Rugen.

10.16*@
Form of Restricted Stock Agreement (Non-Employee Director) (incorporated by reference from Exhibit 4.6 to the to the Registrant’s Registration Statement on Form S-8 filed with the Commission on March 1, 2021, Registration No. 333-253750).

14.1	Riley Exploration Permian, Inc. Code of Business Conduct and Ethics dated February 26, 2021.

14.2	Riley Exploration Permian, Inc. Code of Ethics for Senior Financial Officers dated February 26, 2021.

14.3	Riley Exploration Permian, Inc. Corporate Governance Guidelines dated February 26, 2021.

14.4	Riley Exploration Permian, Inc. Insider Trading Policy dated February 26, 2021.

14.5	Riley Exploration Permian, Inc. Corporate Governance Policy and Procedures Disclosure Controls dated February 26, 2021.

99.1	Audit Committee Charter dated February 26, 2021.

99.2	Compensation Committee Charter dated February 26, 2021.

99.3	Nominating and Corporate Governance Committee Charter dated February 26, 2021.

99.4	Unaudited condensed consolidated financial statements of Riley Exploration – Permian, LLC for the three months ended December 31, 2020 and 2019.

99.5
Audited consolidated financial statements of Riley Exploration – Permian, LLC for the years ended September 30, 2020, 2019 and 2018 (incorporated by reference from page F-43 to page F-76 of the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on January 21, 2021, Registration No. 333-250019).

101	Interactive Data Files of Financial Statements and Notes.

±
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

*	Previously filed.
@	Management contract or compensatory plans or arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RILEY EXPLORATION PERMIAN, INC.

Date: March 4, 2021	By:	/s/ Bobby D. Riley
Bobby D. Riley
Chairman of the Board and Chief Executive Officer